Exhibit 107

CALCULATION OF FILING FEE TABLES

Form F-1
(Form Type)

Holdco Nuvo Group D.G Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate(1)	Amount of Registration Fee
Fees to Be Paid	Equity	Ordinary Shares	457(o)			$15,000,000	(5)	$147.60 per $1,000,000.00	$2,214
		Ordinary Shares underlying Series Warrants	457(o)			$30,000,000		$147.60 per $1,000,000.00	$4,428
		Series Warrants(2)(3)	457(g)
		Pre-funded Warrants(4)(5)(6)	457(g)
		Ordinary Shares underlying the Pre-funded Warrants(7)	457(g)

	Total Offering Amounts				-	-		-	$6,642
	Total Fees Previously Paid				-	-		-	$2,952
	Total Fee Offsets				-	-		-	-
	Net Fee Due				-	-		-	$3,690

(1)	Pursuant to Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”), a rate equal to US$147.60 per US$1,000,000 of the proposed maximum aggregate offering price.

(2)	The series warrants are exercisable at a price per share equal to 100% of the Ordinary Shares offering price.

(3)	No separate registration fee required pursuant to Rule 457(g) under the Securities Act.

(4)	In accordance with Rule 457(g) under the Securities Act, because the Ordinary Shares underlying the pre-funded warrants are registered hereby, no separate registration fee is required with respect to the pre-funded warrants registered hereby.

(5)	The pre-funded warrants are exercisable at an exercise price of $0.001 per share.

(6)	The proposed maximum aggregate offering price of Ordinary Shares proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrant offered and sold in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Ordinary Shares sold in the offering. Accordingly, the proposed maximum aggregate offering price of the Ordinary Shares and pre-funded warrants (including the Ordinary Shares issuable upon exercise of the pre-funded warrants), if any, is $15,000,000.

(7)	Included in the price of the pre-funded warrants. No separate registration fee required pursuant to Rule 457(g) under the Securities Act.